UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )

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GUESS?, INC.
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Guess?, Inc. Comments on ISS Recommendation

Urges Shareholders to Vote “FOR ALL” of Guess’ Highly Qualified Director Nominees on the WHITE Proxy Card Today

LOS ANGELES, April 14, 2022 – Guess?, Inc (NYSE: GES) (“Guess” or the “Company”) issued the following statement in response to a report issued by Institutional Shareholder Services (“ISS”) in connection with the election of the Company’s director nominees – Anthony Chidoni, Cynthia Livingston, Maurice Marciano and Paul Marciano – at its 2022 Annual Meeting of Shareholders, scheduled to be held on April 22, 2022:

We strongly believe that ISS has reached the wrong conclusions. The Company has been clear regarding its track record of actions. We take allegations of sexual impropriety or unethical conduct extremely seriously and have acted accordingly to perform a thorough investigation of allegations against Paul Marciano in 2018. An independent committee of the Guess Board is currently conducting an investigation related to Legion Partners’ Demand Letter.

We are very disappointed to learn that ISS is recommending to our shareholders to withhold votes for the elections of Paul and Maurice Marciano prior to the completion of the independent investigation and prior to the resulting recommendations of the Demand Review Committee.

Guess is successfully overseeing and executing our transformation business strategy. The Company considers the interests of all shareholders as it prioritizes good governance oversight, the Company’s long-term value and the continued execution of Guess’ dramatically improved financial results. Specifically, Paul Marciano’s leadership and creative contributions have been critical in the establishment of our iconic brand image and execution of new initiatives that enhance the inherent value of Guess, including the elevation of our brands. Maurice Marciano’s deep understanding of the brand and business, and his significant ownership stake, make him a trusted advisor and an invaluable contributor to the Guess Board and to the Company’s strategic transformation.

We continue to strongly believe that Legion Partners’ proposed changes to the Board and management could risk the Company’s transformation and growth and could jeopardize the long-term value of the Company. We have always made, and will continue to make, decisions that are based on facts and decisions that we believe are in the best interests of the Company and ALL shareholders.

Guess would like to urge shareholders to discard any blue proxy card materials and to only vote on the WHITE proxy card “FOR ALL” of Guess’ four highly qualified directors standing for election – Anthony Chidoni, Cynthia Livingston, Maurice Marciano and Paul Marciano.

Guess shareholders who need assistance in voting their shares may call Guess’ proxy solicitor, Innisfree M&A Incorporated, at (877) 750-0625 (toll-free).

Additional materials regarding the Board of Directors’ recommendations for the 2022 Annual Meeting can be found at investors.guess.com.

About Guess?, Inc.
Established in 1981, GUESS began as a jeans company and has since successfully grown into a global lifestyle brand. Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, eyewear, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of January 29, 2022, the Company directly operated 1,068 retail stores in the Americas, Europe and Asia. The Company’s partners and distributors operated 563 additional retail stores worldwide. As of January 29, 2022, the Company and its partners and distributors operated in approximately 100 countries worldwide. For more information about the Company, please visit www.guess.com.

Forward-Looking Statements
Certain statements made in this press release, including statements concerning the Company’s transformation strategy, strategic initiatives and future results, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “expect,” “continue,” “anticipate,” “look,” “path” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors that may cause actual results in future periods to differ materially from current expectations, which are identified in the Company’s most recent Annual Report on Form 10-K for the year ended January 29, 2022, which was filed with the SEC on March 24, 2022, and other filings with the SEC, including but not limited to, the risk factors discussed therein, could cause actual results to differ materially from current expectations. The current global economic climate, length and severity of the COVID-19 pandemic, the current Russia-Ukraine war and recent sanctions and exports controls targeting Russia, and uncertainty surrounding potential changes in U.S. policies and regulations may amplify many of these risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Disclaimer
The views and opinions expressed in this press release are those of management of Guess. This press release does not reflect the views and opinions of the Demand Review Committee of the Board of Directors of Guess (or its members) (the “DRC”), which is conducting an independent review of the demands and allegations (the “Demands”) by Legion Partners Asset Management, LLC addressed in this press release. The DRC members take no position with respect to the Demands at this time, did not review or approve the contents of this press release and are not participating in the solicitation efforts of the Company in connection with the Company’s 2022 Annual Meeting of shareholders (the “2022 Annual Meeting”).

Important Additional Information
The Company and certain of its directors and executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 Annual Meeting. The Company filed its definitive proxy statement and the WHITE proxy card with the SEC on April 6, 2022 in connection with the solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the

Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities will be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://investors.guess.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended January 29, 2022, filed on March 24, 2022. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://investors.guess.com.

Contacts
Guess?, Inc.
Fabrice Benarouche
VP, Finance and Investor Relations
(213) 765-5578